UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2012

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

Commission File Nos. 1-8899, 333-148108 and 333-175171	59-0940416 (IRS Employer Identification Number)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 28, 2012, the Compensation Committee of Claire’s Stores, Inc. (the “Company”) approved the grant of 25,000 performance options to Beatrice Lafon, the Company’s President of Europe. The terms and conditions of the performance options granted to Ms. Lafon, including vesting criteria, are the same terms and conditions described in the Form 8-K filed with the Commission on July 17, 2012, and set forth in the Form of Grant Letter attached as Exhibit 10.1 to such Form 8-K. On August 28, 2012, the Compensation Committee also approved the extension of the expiration date to April 2014 for Ms. Lafon to purchase 25,000 shares of common stock of Claire’s Inc. (“Parent Stock”). The terms and conditions of the offer to Purchase Stock, including the grant of a matching buy-one-get-one (“BOGO”) option to purchase the same number of shares of Parent Stock actually purchased by Ms. Lafon, are the same terms and conditions as set forth in the Form of Co-Investment Letter attached as Exhibit 10.8 to the Form 10-K filed with the Commission on April 21, 2011, provided that: (i) the purchase price for the shares of Parent Stock and the exercise price of any BOGO option will be the fair market value of the Parent Stock at the time of purchase and grant, but in no event less than $10 per share, and (ii) the offer shall expire upon the occurrence of a Qualified IPO, Change of Control or Claire’s Liquidity Event, as such terms are defined the Claire’s Amended and Restated Stock Incentive Plan and Stock Option Grant Letter previously filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: August 30, 2012	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer

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